Houston Wire & Cable Company Reports Results for the Third Quarter of 2016

HOUSTON, TX -- (Marketwired - November 08, 2016) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the third quarter ended September 30, 2016.

Selected quarterly results were:

  Sales of $65.2 million
  Net loss from operations of $1.4 million
  Cash flow from operations of $2.9 million
  Repurchased 92,000 shares
  Purchased Vertex Distribution on October 3, 2016

Third Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, "Industrial market conditions including the oil and gas industry did not improve during the third quarter as demand levels remained inconsistent. Sales decreased 16.7% or approximately 10% on a metals adjusted basis from the third quarter of 2015. We estimate that Maintenance, Repair and Operations (MRO) sales increased 1% or approximately 8% on a metals adjusted basis, while project sales decreased 52% or approximately 45% on a metals adjusted basis. There was a slight uptick in activity in the latter part of the quarter as overall transaction activity, measured by invoice count, rose 1.0% over the prior year period. While transaction activity was flat with the second quarter, sales increased 4.4% sequentially."

Gross margin at 18.5% decreased 210 basis points from the third quarter of 2015 as market pricing remained intensely competitive and as freight and shrinkage costs increased while vendor rebates decreased due to continuing low activity levels. Operating expenses at $13.8 million were down $0.5 million or 3.5% from the prior year period, as we continued to drive our goal of disciplined expense management.

Interest expense of $0.1 million was down 45.6% from $0.2 million in the prior year period. Average debt levels decreased by 31.4% from $41.5 million in 2015 to $28.5 in 2016, while the effective interest rate decreased from 2.2% in 2015 to 1.7% in 2016.

The results of operations produced a net loss of $1.4 million, as compared to net income of $0.7 million in the prior year period.

Mr. Pokluda further commented, "The present sales levels continue to negatively impact our operating results and the savings realized from our operating expense reduction initiative cannot offset the reduced margin contribution from the lower sales. Our success in the expansion of our commercial product lines continues to contribute to sales and operating margins, but it cannot offset the impact of ongoing depressed industrial marketplace demand. Despite the difficult market conditions, I was pleased that we again achieved success in reducing our working capital investment, generating operating cash flow and reducing our debt to its lowest level since 2010. The reduction in our debt levels allowed us to complete the acquisition of Vertex Distribution in early October, which is the most recent example of our efforts to broaden our product offering to the industrial market. As we redirect our capital allocation through this platform expansion and the additional debt assumed, we are suspending the dividend. In addition, going forward we will take an opportunistic approach with regards to the stock buy-back program."

Nine month summary
Sales for the nine month period were down 19.1% versus the prior year period and down approximately 11% on a metals adjusted basis. We estimate that MRO sales decreased 2% and project sales decreased 30%, in each case on a metals adjusted basis.

Gross margin at 19.7% was down 170 basis points from the 2015 period. "The depressed industrial market condition continues to put pressure on prices," said Mr. Pokluda. Gross profit dollars decreased $12.9 million from $50.8 million in the prior year period.

Operating expenses decreased by 6.0% or $2.7 million. Excluding the $2.4 million impairment charge in the current year and the $3.0 million charge in the prior year, operating expenses decreased by 5.0% or $2.1 million in the current year period, principally due to lower facility costs from the facility rationalization, reduced commissions resulting from lower sales and gross margin, and lower employee related expenses.

Interest expense of $0.5 million decreased 37.0% from $0.7 million. Average debt levels decreased by 28.3% from $45.2 million in 2015 to $32.4 million in 2016, while interest rates fell from 2.1% in 2015 to 1.7% in 2016.

The results of operations generated a net loss of $4.2 million, compared to net income of $2.2 million in 2015.

Conference Call
The Company will host a conference call to discuss third quarter results today, Tuesday, November 8, 2016, at 10:00 a.m., C.S.T. Hosting the call will be James Pokluda, President and Chief Executive Officer and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until November 15, 2016.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 4866565

About the Company
With over 40 years of experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cables; primary and secondary aluminum distribution cables; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings; corrosion resistant fasteners, hose clamps, and rivets.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                        HOUSTON WIRE & CABLE COMPANY
                        Consolidated Balance Sheets
                     (In thousands, except share data)

                                               September 30,   December 31,
                                                    2016           2015
                                               -------------  -------------
                                                (unaudited)
Assets
Current assets:
  Accounts receivable, net                     $      42,929  $      46,250
  Inventories, net                                    63,563         75,777
  Income taxes                                         1,577            932
  Prepaids                                             1,095            648
                                               -------------  -------------
Total current assets                                 109,164        123,607

Property and equipment, net                           10,884         10,899
Intangible assets, net                                 4,734          5,984
Goodwill                                              12,504         14,866
Deferred income taxes                                  4,090          3,338
Other assets                                             415            419
                                               -------------  -------------
Total assets                                   $     141,791  $     159,113
                                               =============  =============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                               $       1,102  $       3,701
  Trade accounts payable                               8,488          6,380
  Accrued and other current liabilities               11,053          9,568
                                               -------------  -------------
Total current liabilities                             20,643         19,649

Debt                                                  28,619         39,188
Other long term obligations                              516            275
                                               -------------  -------------
Total liabilities                                     49,778         59,112

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and
   outstanding                                            --             --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares
   issued: 16,402,204 and 16,712,626
   outstanding at September 30, 2016 and
   December 31, 2015, respectively                        21             21
  Additional paid-in-capital                          55,007         54,621
  Retained earnings                                   99,374        106,048
  Treasury stock                                     (62,389)       (60,689)
                                               -------------  -------------
Total stockholders' equity                            92,013        100,001
                                               -------------  -------------
Total liabilities and stockholders' equity     $     141,791  $     159,113
                                               =============  =============

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Operations
                                 (Unaudited)
               (In thousands, except share and per share data)

                              Three Months Ended        Nine Months Ended
                                 September 30,            September 30,
                           ------------------------ ------------------------
                               2016         2015        2016         2015
                           -----------  ----------- -----------  -----------

Sales                      $    65,222  $    78,260 $   192,387  $   237,819
Cost of sales                   53,177       62,129     154,513      187,029
                           -----------  ----------- -----------  -----------
Gross profit                    12,045       16,131      37,874       50,790

Operating expenses:
  Salaries and commissions       7,148        7,311      20,895       21,717
  Other operating expenses       5,969        6,300      17,302       18,629
  Depreciation and
   amortization                    732          737       2,198        2,175
  Impairment charge                 --           --       2,384        2,994
                           -----------  ----------- -----------  -----------
Total operating expenses        13,849       14,348      42,779       45,515
                           -----------  ----------- -----------  -----------

Operating income (loss)         (1,804)       1,783      (4,905)       5,275
Interest expense                   129          237         453          719
                           -----------  ----------- -----------  -----------
Income (loss) before
 income taxes                   (1,933)       1,546      (5,358)       4,556
Income tax expense
 (benefit)                        (494)         870      (1,178)       2,313
                           -----------  ----------- -----------  -----------
Net income (loss)          $    (1,439) $       676 $    (4,180) $     2,243
                           ===========  =========== ===========  ===========

Earnings (loss) per share:
  Basic                    $     (0.09) $      0.04 $     (0.26) $      0.13
                           ===========  =========== ===========  ===========
  Diluted                  $     (0.09) $      0.04 $     (0.26) $      0.13
                           ===========  =========== ===========  ===========
Weighted average common
 shares outstanding:
  Basic                     16,302,870   17,017,334  16,388,892   17,137,730
                           ===========  =========== ===========  ===========
  Diluted                   16,302,870   17,072,128  16,388,892   17,190,664
                           ===========  =========== ===========  ===========

Dividend declared per
 share                     $      0.03  $      0.12 $      0.15  $      0.36
                           ===========  =========== ===========  ===========

                        HOUSTON WIRE & CABLE COMPANY
                   Consolidated Statements of Cash Flows
                                (Unaudited)
                               (In thousands)

                                                          Nine Months
                                                      Ended September 30,
                                                   ------------------------
                                                       2016         2015
                                                   -----------  -----------

Operating activities
Net income (loss)                                  $    (4,180) $     2,243
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
  Impairment charge                                      2,384        2,994
  Depreciation and amortization                          2,198        2,175
  Amortization of unearned stock compensation              626          668
  Provision for inventory obsolescence                     355          351
  Deferred income taxes                                   (752)        (727)
  Other non-cash items                                     (11)          70
  Changes in operating assets and liabilities:
    Accounts receivable                                  3,360       10,370
    Inventories                                         11,859       11,667
    Book overdraft                                      (2,599)        (808)
    Trade accounts payable                               2,108        1,264
    Accrued and other current liabilities                1,486         (278)
    Income taxes                                          (645)        (909)
    Other operating activities                            (230)        (288)
                                                   -----------  -----------
Net cash provided by operating activities               15,959       28,792

Investing activities
  Expenditures for property and equipment                 (955)      (2,946)
                                                   -----------  -----------
Net cash used in investing activities                     (955)      (2,946)

Financing activities
  Borrowings on revolver                               195,914      233,187
  Payments on revolver                                (206,483)    (248,208)
  Payment of dividends                                  (2,477)      (6,166)
  Purchase of treasury stock                            (1,958)      (4,659)
                                                   -----------  -----------
Net cash used in financing activities                  (15,004)     (25,846)

Net change in cash                                          --           --
Cash at beginning of period                                 --           --
                                                   -----------  -----------

Cash at end of period                              $        --  $        --
                                                   ===========  ===========

CONTACT:

Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com